                                                                   EXHIBIT 12.2
                     COMPUTATION OF RETURN ON AVERAGE ASSETS

FOR THE THREE AND TWELVE MONTHS ENDING DECEMBER 31, 1999


                                                        Total Assets
                                          -----------------------------------------
                                             Three Months        Twelve Months
                                          ------------------- ---------------------


December 31, 1998                                                    2,314,587,243
January 31, 1999                                                     2,319,921,192
February 28, 1999                                                    2,364,197,872
March 31, 1999                                                       2,353,934,732
April 30, 1999                                                       2,390,884,820
May 31, 1999                                                         2,427,491,048
June 30, 1999                                                        2,506,362,870
July 31, 1999                                                        2,484,554,786
August 31, 1999                                                      2,490,036,999
September 30, 1999                             2,513,792,980         2,513,792,980
October 31, 1999                               2,539,822,092         2,539,822,092
November 30, 1999                              2,545,909,411         2,545,909,411
December 31, 1999                              2,546,925,395         2,546,925,395

                                          ------------------- ---------------------
                                              10,146,449,878        31,798,421,440
                                          ------------------- ---------------------

Divide by Number of Months                                 4                    13
                                          ------------------- ---------------------

Average                                        2,536,612,470         2,446,032,418
                                          =================== =====================

Net Income                                         3,418,000            12,819,000

Divide by Average Assets                       2,536,612,470         2,446,032,418
                                          ------------------- ---------------------

Return on Average Assets                               0.53%                 0.52%
                                          =================== =====================
